Exhibit 23.02

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated November 23, 2021, with respect to the consolidated financial statements of Jack in the Box Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

San Diego, California

March 8, 2022